FORM OF
                          NEUBERGER BERMAN EQUITY FUNDS
                                     CLASS C
                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

The Series currently subject to this Agreement are as follows:

     Neuberger Berman Climate Change Fund
     Neuberger Berman Emerging Markets Equity Fund
     Neuberger Berman Equity Income Fund
     Neuberger Berman Global Real Estate Fund
     Neuberger Berman International Large Cap Fund
     Neuberger Berman Large Cap Disciplined Growth Fund
     Neuberger Berman Select Equities Fund


Dated:  October 8, 2008